EXHIBIT 99.1

Old Line Bancshares, Inc. Reports $3.8 Million in Net Income Available to Common Stockholders, an Increase of 121.93 Percent for the Six Months Ended June 30, 2012

2nd QUARTER AND YEAR TO DATE HIGHLIGHTS

  Net income available to common stockholders of $2.0 million or $0.30 per share for the quarter increased 71.55% from the $1.2 million or $0.17 per share reported for second quarter of 2011.
  Net income available to common stockholders of $3.8 million or $0.55 per share for the six month period increased 121.93% from the $1.7 million or $0.30 per share reported for the six months ended June 30, 2011.
  The second quarter Return on Average Assets (ROAA) and Return on Average Equity (ROAE) were 0.99% and 12.27%, respectively.
  For the six months ended June 30, 2012, the ROAA and ROAE were 0.93% and 11.59%, respectively.
  Non-performing assets were 1.31% of total assets at June 30, 2012.
  The ratio of the allowance for loan losses as a percent of gross loans was 0.71% at June 30, 2012 compared to 0.69% at December 31, 2011.
  The net interest margin was 4.84% for the second quarter and 4.67% for the six month period.

BOWIE, Md. James W. Cornelsen, President & Chief Executive Officer of Old Line Bancshares, Inc. (Nasdaq:OLBK), the parent company of Old Line Bank, reported that net income available to common stockholders increased $2.1 million to $3.8 million for the six months ended June 30, 2012, compared with $1.7 million for the six months ended June 30, 2011. Earnings per basic and diluted common share were $0.55 for the six months ended June 30, 2012 and $0.30 for the same period in 2011.  The 121.93% increase in net income available to common stockholders was primarily the result of a $5.2 million increase in net interest income. This increase derived from the $209.4 million or 40.85% growth in average interest earning assets and a 24 basis point increase in the net interest margin from 4.43% for the period ending June 30, 2011 compared to 4.67% for the period ending June 30, 2012. The increase in average interest earning assets was the result of a $153.6 million increase in average gross loans and $67.2 million increase in average investments. The primary cause of this growth was the acquisition of Maryland Bankcorp, Inc. on April 1, 2011. This growth coupled with a $1.1 million increase in the accretion of fair value adjustments that were recorded in conjunction with the merger, were the predominant causes of the increase in net interest income.   Non-interest revenue also increased $1.2 million during the six month period as a result of the acquisition, a $519,469 increase in gains on sales of investment securities, and $159,213 increase in gains on sales of other real estate owned. These improvements were partially offset by a $550,000 increase in the provision for loan losses and a $2.8 million increase in in non-interest expense.

For the three month period ended June 30, 2012, net income available to common stockholders was $2.0 million or $0.30 per basic common share and $0.29 per diluted common share. This was $846,367 or 71.55% higher than the same period in 2011.During the three month period ended June 30, 2012, net interest income increased $992,212 or 13.28% primarily as a result of a $60.3 million increase in average total loans outstanding and a $592,315 increase in the accretion of fair value adjustments that were recorded in conjunction with the merger. The $60.3 million in average total loan growth was a result of our business development efforts, expanded market area and increased name recognition. Non-interest revenue also increased $638,455 during the period primarily because we sold investments and recorded gains on these sales of $282,858 compared to gains of $2,489 during the same period in 2011. We also successfully sold other real estate owned and recorded a gain of $191,201. For the same period in 2011, we did not sell any other real estate owned. Salaries, employee benefits, equipment and other operating expenses increased primarily because of enhancements to our personnel and infrastructure that we believe will allow us to efficiently operate a larger organization and continue to expand our service and market area.

James W. Cornelsen, President and Chief Executive Officer, said that he is "extremely proud of our financial performance during the second quarter and the prior twelve to fifteen months. Since the acquisition, we have made significant progress in disposing of troubled assets, reducing expenses, and maintaining and growing our loan and deposit base. The second quarter of 2012 is the first quarter since the acquisition of Maryland Bankcorp where we can make a comparable quarterly comparison. Our performance during the second quarter of 2012 clearly demonstrates the positive impact of the Maryland Bankcorp acquisition on our financial performance.  This success is a direct result of the Old Line Bank team working together to properly structure, plan and execute our acquisition strategy. "

Our asset quality continues to remain strong even with the addition of the acquired loan portfolio. Our non-performing assets to total assets remained stable and statistically low at 1.31% and our allowance for loan losses as a percent of gross loans increased modestly to 0.71% compared to 0.69% at December 31, 2011. For the three and six month periods ended June 30, 2012, we increased the provision for loan losses by $325,000 and $550,000, respectively.  Although our legacy loan  portfolio's (loans not acquired from Maryland Bankcorp) asset quality remained stable and there are indications that the economy may be on a path to recovery, there are also indications that it may experience either flat or minimal growth in the near term and this could negatively impact our borrowers' financial stability. As a result of our loan growth and continued instability in the economy, we believe it is prudent to continue to increase the provision for loan losses. Based on our internal analysis, the ratio of non-performing assets, and the satisfactory historical performance of the loan portfolio, management believes the allowance continues to appropriately reflect the inherent risk of loss in our portfolio and the current economic climate.

Old Line Bancshares, Inc. is the parent company of Old Line Bank, a Maryland chartered commercial bank headquartered in Bowie, Maryland, approximately 10 miles east of Andrews Air Force Base and 20 miles east of Washington, D.C. Old Line Bank has 19 branches located in its primary market area of suburban Maryland (Washington, D.C. suburbs and Southern Maryland) counties of Anne Arundel, Calvert, Charles, Prince George's and St. Mary's. It also targets customers throughout the greater Washington, D.C. metropolitan area.

The statements in this press release that are not historical facts, in particular the statements with respect to continuing to expand our services and market and the adequacy of our loan loss allowance constitute "forward-looking statements" as defined by Federal securities laws. Such statements are subject to risks and uncertainties that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These statements can generally be identified by the use of forward-looking terminology such as "believes," "expects," "intends," "may," "will," "should," "anticipates", "plans" or similar terminology. Actual results could differ materially from those currently anticipated due to a number of factors, including, but not limited to, deterioration in economic conditions or a slower than anticipated recovery in our target markets or nationally, sustained high levels of or further increases in the unemployment rate in our target markets, the actions of our competitors and our ability to successfully compete, in particular in new market areas, and changes in laws impacting our ability to collect on outstanding loans or otherwise negatively impact our business, including regulations implemented pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in July 2010. Forward-looking statements speak only as of the date they are made. Old Line Bancshares, Inc. will not update forward-looking statements to reflect factual assumptions, circumstances or events that have changed after a forward-looking statement was made. For further information regarding risks and uncertainties that could affect forward-looking statements Old Line Bancshares, Inc. may make, please refer to the filings made by Old Line Bancshares, Inc. with the U.S. Securities and Exchange Commission available at www.sec.gov.

Old Line Bancshares, Inc. & Subsidiaries
Consolidated Balance Sheets

	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011
	(Unaudited)	(Unaudited)	(Audited)	(Unaudited)	(Unaudited)
Cash and due from banks	$ 37,533,354	$ 24,018,472	$ 43,434,375	$ 44,591,494	$ 48,628,138
Interest bearing accounts	122,824	1,020,231	119,235	14,157	102,921
Federal funds sold	508,150	1,094,891	83,114	720,898	264,506
Total cash and cash equivalents	38,164,328	26,133,594	43,636,724	45,326,549	48,995,565
Investment securities available for sale	168,502,783	163,204,721	161,784,835	158,503,556	144,694,675
Loans, less allowance for loan losses	573,146,131	552,843,016	539,297,666	515,738,796	500,370,124
Equity securities at cost	3,865,079	3,994,766	3,946,042	4,051,482	3,402,531
Premises and equipment	23,763,775	23,651,682	23,215,429	22,748,048	22,163,745
Accrued interest receivable	2,592,123	2,562,773	2,448,542	2,349,748	2,278,496
Prepaid income taxes	--	27,964	--	162,043	1,042,054
Deferred income taxes	7,346,728	7,307,974	7,244,029	6,353,633	6,963,981
Bank owned life insurance	16,644,925	16,530,205	16,416,566	16,298,382	16,377,113
Prepaid pension	1,030,551	1,030,551	1,030,551	1,315,642	1,315,642
Other real estate owned	3,490,730	3,919,461	4,004,609	4,126,434	3,947,340
Goodwill	633,790	633,790	633,790	141,723	116,723
Core deposit intangible	4,680,426	4,224,218	4,418,892	4,613,568	4,808,242
Other assets	2,303,030	3,627,066	2,964,626	4,255,685	2,935,860
Total assets	$ 846,164,399	$ 809,691,781	$ 811,042,301	$ 785,985,289	$ 759,412,091

Deposits
Non-interest bearing	$ 186,639,878	$ 169,180,497	$ 170,138,329	$ 176,167,359	$ 160,538,320
Interest bearing	532,956,475	517,467,161	520,629,456	487,824,952	486,450,237
Total deposits	719,596,353	686,647,658	690,767,785	663,992,311	646,988,557
Short term borrowings	41,955,385	40,505,782	38,672,657	32,605,607	26,153,000
Long term borrowings	6,239,129	6,261,429	6,284,479	16,307,146	16,328,337
Accrued interest payable	359,367	370,712	397,211	392,340	391,294
Accrued pension	4,480,261	4,411,462	4,342,664	4,554,285	4,527,294
Other liabilities	1,853,766	1,582,906	2,080,867	1,867,752	1,193,613
Total liabilities	774,484,261	739,779,949	742,545,663	719,719,441	695,582,095

Stockholders' equity
Common stock	68,285	68,285	68,177	68,096	68,096
Additional paid-in capital	53,574,827	53,519,196	53,489,075	53,421,825	53,411,845
Retained earnings	15,332,768	13,576,596	12,093,742	10,399,491	8,896,285
Accumulated other comprehensive income	2,284,600	2,311,030	2,388,972	1,898,327	937,973
Total Old Line Bancshares, Inc. stockholders' equity	71,260,480	69,475,107	68,039,966	65,787,739	63,314,199
Non-controlling interest	419,658	436,725	456,672	478,109	515,797
Total stockholders' equity	71,680,138	69,911,832	68,496,638	66,265,848	63,829,996
Total liabilities and stockholders' equity	$ 846,164,399	$ 809,691,781	$ 811,042,301	$ 785,985,289	$ 759,412,091
Shares of basic common stock outstanding	6,828,452	6,828,452	6,817,694	6,809,594	6,809,594

Old Line Bancshares, Inc. & Subsidiaries
Consolidated Statements of Income

	Three Months Ended June 30,	Three Months Ended March 31,	Three Months Ended September 30,	Three Months Ended June 30,	Six Months Ended June 30,	Six Months Ended June 30,
	2012	2012	2011	2011	2012	2011
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Interest revenue
Loans, including fees	$ 8,632,296	$ 7,952,835	$ 8,573,052	$ 7,741,299	$ 16,585,131	$ 11,937,165
Investment securities and other	1,131,401	1,149,451	1,164,052	1,132,673	2,280,852	1,584,669
Total interest revenue	9,763,697	9,102,286	9,737,104	8,873,972	18,865,983	13,521,834
Interest expense
Deposits	1,087,200	1,127,498	1,175,773	1,191,712	2,214,698	2,067,688
Borrowed funds	213,111	212,376	216,756	211,086	425,487	395,709
Total interest expense	1,300,311	1,339,874	1,392,529	1,402,798	2,640,185	2,463,397
Net interest income	8,463,386	7,762,412	8,344,575	7,471,174	16,225,798	11,058,437
Provision for loan losses	375,000	375,000	800,000	50,000	750,000	200,000
Net interest income after provision for loan losses	8,088,386	7,387,412	7,544,575	7,421,174	15,475,798	10,858,437
Non-interest revenue
Service charges on deposit accounts	328,142	319,327	380,065	396,785	647,469	479,235
Gain on sales or calls of investment securities	282,858	277,170	72,252	2,489	560,028	40,559
Other than temporary impairment on equity securities	--	--	--	(122,500)	--	(122,500)
Earnings on bank owned life insurance	138,496	136,705	356,281	122,350	275,201	201,388
Gains (losses) on sales other real estate owned	191,201	(31,988)	45,595	--	159,213	--
Other fees and commissions	215,089	177,599	161,608	118,207	392,688	243,529
Total non-interest revenue	1,155,786	878,813	1,015,801	517,331	2,034,599	842,211
Non-interest expense
Salaries & employee benefits	3,024,815	2,808,994	3,030,508	2,973,734	5,833,809	4,474,445
Occupancy & Equipment	914,576	907,871	916,610	857,381	1,822,447	1,317,295
Data processing	192,232	224,735	232,530	233,332	416,967	363,082
Merger and integration	29,166	29,167	77,880	377,214	58,333	467,274
Core deposit premium	177,582	194,675	194,674	194,675	372,257	194,675
Other operating	1,910,797	1,520,731	1,700,964	1,529,106	3,431,528	2,275,845
Total non-interest expense	6,249,168	5,686,173	6,153,166	6,165,442	11,935,341	9,092,616

Income before income taxes	2,995,004	2,580,052	2,407,210	1,773,063	5,575,056	2,608,032
Income taxes	982,759	844,005	737,405	656,357	1,826,764	991,600
Net income	2,012,245	1,736,047	1,669,805	1,116,706	3,748,292	1,616,432
Less: Net income (loss) attributable to the noncontrolling interest	(17,067)	(19,947)	(37,688)	(66,239)	(37,014)	(89,195)
Net income available to common stockholders	$ 2,029,312	$ 1,755,994	$ 1,707,493	$ 1,182,945	$ 3,785,306	$ 1,705,627
Earnings per basic share	$ 0.30	$ 0.26	$ 0.25	$ 0.17	$ 0.55	$ 0.30
Earnings per diluted share	$ 0.29	$ 0.26	$ 0.25	$ 0.17	$ 0.55	$ 0.30
Dividend per common share	$ 0.04	$ 0.04	$ 0.03	$ 0.03	$ 0.08	$ 0.06
Average number of basic shares	6,828,452	6,820,894	6,809,594	6,809,594	6,824,673	5,625,689
Average number of dilutive shares	6,905,041	6,855,568	6,834,584	6,841,535	6,871,727	5,657,775

Old Line Bancshares, Inc. & Subsidiaries
Selected Average Balance Sheet and Loan Information

Average Balance Sheet (Dollars in thousands)

	Three Months Ended				Six Months Ended	Six Months Ended
	June 30, 2012	March 31, 2012	December 31, 2011	June 30, 2011	June 30, 2012	June 30, 2011
Average total interest earning assets	$ 729,382	$ 714,209	$ 702,849	$ 656,173	$ 721,796	$ 512,446
Average total interest bearing liabilities	570,972	567,447	550,177	500,738	569,210	401,428
Net interest earning assets	$ 158,410	$ 146,762	$ 152,672	$ 155,435	$ 152,586	$ 111,018
Tax equivalent net interest margin	4.84%	4.51%	4.45%	4.66%	4.67%	4.43%

Loan Information (Dollars in thousands)

	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011
Acquired Loans(1)
Non-accrual(2)	$ 4,842	$ 4,860	$ 4,583	$ 4,255	$ 5,354
Accruing 30-89 days past due	726	2,652	839	955	2,431
Accruing 90 or more days past due	940	6	--	1,388	42

Legacy Loans(3)
Non-accrual	$ 1,787	$ 1,787	$ 1,247	$ 1,169	$ 1,169
Accruing 30-89 days past due	2,799	1,278	745	307	5,242
Accruing 90 or more days past due	--	--	34	--	--

Allowance for loan losses as % of gross loans	0.71%	0.68%	0.69%	0.58%	0.45%
Allowance for loan losses as % of legacy loans	0.96%	0.96%	0.99%	0.88%	0.70%
Total non-perfoming loans as a % of gross loans	1.92%	1.90%	1.08%	1.05%	0.23%
Total non-performing assets as a % of total assets	1.31%	1.31%	1.22%	1.25%	0.41%

(1) Acquired loans represent all loans acquired on April 1, 2011. We originally recorded these loans at fair value upon acquisition.
(2) These loans are loans that are considered non-accrual because they are not paying in conformance with the original contractual agreement. At acquisition, we recorded these loans at fair value. As provided for under ASC 310-30, we recognize interest income on these loans through the accretion of the difference between the carrying value of these loans and their expected cash flows.
(3) Legacy loans represent total loans excluding loans acquired April 1, 2011.
CONTACT:  OLD LINE BANCSHARES, INC.
          CHRISTINE M. RUSH
          CHIEF FINANCIAL OFFICER
          (301) 430-2544